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                            Articles of Incorporation

                                       of
                                  CBS (Israel)

                                       3.5


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             UNOFFICIAL TRANSLATION OF INFORMATION REPORT REGARDING

                  CERTIFICATE OF INCORPORATION FOR CBS (ISRAEL)

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THE MINISTRY FOR LEGAL AFFAIRS                                 COMPANY REGISTRAR


Registration No.: 51-236643-6
STATUS: Active

NAME:  C.B.S. COMPUTER BUSINESS SCIENCES, LTD.

FOUNDED: 8/27/96                        PUBLISHED 9/8/96

PURPOSES: TO PROVIDE CONSULTING SERVICES TO FOREIGN FIRMS

ADDRESS:  HASHACHAFIM 46, RA'ANAANA ZIP CODE 43724

                            AUTHORIZED CAPITAL STOCK
                      30 DIRECTOR'S SHARES @ 1.00 PAR VALUE
                   2,610 REGULAR SHARES @ 1.00 PAR VALUE

                                 SHAREHOLDERS:

1.   COMPUTER BUSINESS SCIENCES, INC.                           I.D. 11-330437-0
     ADDRESS: NEW YORK
     SHAREHOLDING: 19 REGULAR SHARES @1.00

1.   INFOSYSTEMS
     ADDRESS: CANADA
     SHAREHOLDING: 1 REGULAR SHARE @ 1.00

                                  MANAGEMENT:

3.   BARAK, ZVI
     APPOINTED ON: 8/28/96              PROFESSION: MANAGER
     ADDRESS HASHACHAFIM 46 RA'ANANA

        **THE REGISTRAR HAS NO LIENS ATTACHED TO THE COMPANY'S ASSETS**